EXHIBIT 99


                           FORM 8-K
              SALE OF TOWN CENTER SHOPPING CENTER



TABLE OF CONTENTS


ITEM 2

     ACQUISITION OR DISPOSITION OF ASSETS


ITEM 5

     HISTORICAL SUMMARY OF GROSS REVENUES AND
     CERTAIN DIRECT OPERATING EXPENSES


SELLERS CLOSING STATEMENT



SIGNATURES


















Page 1

                       ITEM 2 - FORM 8-K

             ACQUISITION OR DISPOSITION OF ASSETS


SALE OF TOWN CENTER SHOPPING CENTER

The partnership sold Town Center, the 101,664 sq. ft. shopping center located on Marco Island to American Heritage/Buckhead, L.P. a Delaware limited partnership, on July 1, 1996 at a price of $12,000,000.

Closing costs totaled $378,000 which included a selling commission of $240,000 split equally between two unrelated, third party real estate brokerage companies. Additional closing adjustments totaled $130,000. A copy of the Seller's Closing Statement is attached.

From the closing proceeds, the partnership paid in full a first mortgage loan from NationsBank in the amount of $5,764,000. That loan was secured by a mortgage on both Town Center and Broadway Medical Center. That mortgage has now been satisfied in full. An additional $500,000 is being reserved from the closing to be paid against the partnership's loan on Manatee West. That sum, plus approximately $1,200,000 which was reserved from a prior property sale will pay the loan on Manatee West Shopping Center in full provided that the lender will not grant a satisfactory extension to that loan which is due and payable on September 1, 1996.

The net proceeds from sale less the $500,000 mentioned above will be distributed to the limited partners during the last week of June or first week of July.

Pursuant to the information required by Article 11 of regulation S-X, if the partnership had disposed of the property on March 31, 1996, the effect on the partnership's unaudited balance sheet of that same date would have been a decrease in net asset value of $1,430,000, a decrease in debt by $5,782,000, and a higher net worth of approximately $4,352,000.

If this sale had occurred on January 1, 1996, the effect on the unaudited income statement for three months ended March 31, 1996 would have been to decrease revenue by $378,000, decrease operating expense by $91,000, decrease interest expense by $136,000, decrease other non-operating expenses by $16,000, decrease depreciation and amortization expenses by $70,000. All of the foregoing adjustment would have resulted in a decrease in net income of $65,000.

Included in this report is the historical summary of gross revenues and certain direct operating expenses for the twelve months ending 12/31/95, 12/31/94 and 12/31/93.


Page 2

                  TOWN CENTER SHOPPING CENTER
           HISTORICAL SUMMARY OF GROSS REVENUES AND
               CERTAIN DIRECT OPERATING EXPENSES


                        12/31/95      12/31/94       12/31/93
GROSS REVENUES

Rental Income
and other               1,499,190     1,603,837      1,701,092

Total Revenue           1,499,190     1,603,837      1,701,092

CERTAIN DIRECT
OPERATING EXPENSES

Grounds Maintenance        41,580        37,054         33,937
Building Maintenance       45,338        19,362          7,484
Utilities                  55,950        54,023         41,267
Management Fee             92,272        91,215        100,540
Real Estate Taxes          77,730        80,095         80,361
Insurance                  55,864        58,574         49,733
Administrative             64,384        84,767         76,574
Other Expenses             64,143        41,442         60,505
Bad Debts                       0             0         51,800
                        _________     _________      _________
TOTAL CERTAIN DIRECT      497,261       466,532        502,201
OPERATING EXPENSES

EXCESS OF GROSS         1,001,929     1,137,305      1,198,891
REVENUES OVER CERTAIN
DIRECT OPERATING
EXPENSES
















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                  SELLER'S CLOSING STATEMENT

Seller:    Florida Income Fund II, Limited Partnership
Buyer:     American Heritage/Buckhead, L.P.
Property:  Town Center Shopping Center, Marco Island, Florida

Date of Closing: July 1, 1996.
Purchase Price:  $12,000,000.00

EXPENSES:

     1.   Owner's Title Insurance            $   36,575.00
     2.   Documentary Stamps on Deed         $   84,000.00
     3.   Title Search                       $      650.00
     4.   1996 Real Estate Taxes,
          prorated (1/1-6/27/96              $   37,751.09
     5.   1996 Personal Property Taxes,
          prorated (1/1-6/27/96)             $         N/A
     6.   Rents, prorated (6/27-6/30/96)
          (excluding Fleming)                $   12,974.11
     7.   Seller's Attorney Fee payable to
          Norman A. Hartman, Jr., P.A.       $   14,750.00
     8.   Copies, postage, Federal Express,
          facsimile, long distance
          calls (est)                        $      225.00
     9.   NationsBank Mortgage
          Payoff (6/27/96)                   $5,794,961.76
     10.  Recording of Affidavits of
          Partnership                        $       30.00
     11.  Rent Credit to Buyer for Fleming   $      909.10
     12.  Deposit from Buyer                 $  100,000.00
     13.  Real Estate Commission             $  240,000.00
     14.  Security Deposits                  $   90,575.72
     15.  Prepaid Rent (Aslan Cleaners)      $    1,757.50
                                             _____________
          TOTAL EXPENSES                     $6,415,159.28

PURCHASE PRICE LESS EXPENSES:                $5,584,840.72

CREDITS:
     1.   Unpaid June Rents                  $   14,062.30
                                             _____________
          TOTAL CREDITS                      $   14,062.30

PURCHASE PRICE LESS EXPENSES PLUS CREDITS:   $5,598,903.02




Page 4

I HEREBY CERTIFY THE ABOVE TO BE TRUE AND CORRECT:




FLORIDA INCOME FUND II, LIMITED PARTNERSHIP


BY:  MARINER CAPITAL MANAGEMENT, INC. a Florida Corporation, its
     Managing General Partner




BY:  LAWRENCE A. RAIMONDI         FEDERAL TAX ID NO. 31-1168320
     PRESIDENT
     (SIGNATURE)

     CORPORATE SEAL
     (SEAL)

                          SIGNATURES



Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


FLORIDA INCOME FUND II, LIMITED PARTNERSHIP
(REGISTRANT)



JULY 1, 1996




LAWRENCE A. RAIMONDI
PRESIDENT AND DIRECTOR, AND CEO
MARINER CAPITAL MANAGEMENT, INC.
(PRINCIPAL EXECUTIVE OFFICER)
(SIGNATURE)



JOE K. BLACKETER
SECRETARY/TREASURER
MARINER CAPITAL MANAGEMENT, INC.
(PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)
(SIGNATURE)

















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